CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-210186 on Form N-1A of our report dated July 21, 2026, relating to the financial statements and financial highlights of FT Vest U.S. Equity Max Buffer ETF – January, FT Vest U.S. Equity Max Buffer ETF – February, FT Vest U.S. Equity Max Buffer ETF – March, FT Vest U.S. Equity Max Buffer ETF – April, FT Vest U.S. Equity Max Buffer ETF – May, FT Vest U.S. Equity Max Buffer ETF – June, FT Vest U.S. Equity Max Buffer ETF – July, FT Vest U.S. Equity Max Buffer ETF – August, FT Vest U.S. Equity Max Buffer ETF – September, FT Vest U.S. Equity Max Buffer ETF – October, FT Vest U.S. Equity Max Buffer ETF – November, FT Vest U.S. Equity Max Buffer ETF – December, FT Vest Laddered U.S. Equity Equal Weight Buffer ETF, FT Vest Laddered U.S. Equity Uncapped Accelerator ETF, FT Vest Laddered Emerging Markets Buffer ETF, FT Vest Laddered Max Buffer ETF, FT Vest U.S. Equity Buffer & Digital Return ETF – January, FT Vest U.S. Equity Buffer & Digital Return ETF – April, FT Vest U.S. Equity Buffer & Digital Return ETF – October and First Trust Flexible Income ETF, each a series of First Trust Exchange-Traded Fund VIII, appearing in Form N-CSR of First Trust Exchange-Traded Fund VIII for the year ended May 31, 2026, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 28, 2026